Exhibit 10.69

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is effective as of September 13, 2012 (“Effective Date”) by and between Radice III, LLC, a Florida limited liability company (“Landlord”) and eDiets.com, Inc., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated on about June 20, 2006, as amended by that certain First Amendment to Lease dated on about August 3, 2006 (the “Lease Agreement”), pursuant to which Landlord agreed to rent to Tenant and Tenant agreed to lease from Landlord the Premises for the Term;

WHEREAS, the Premises comprise 20,206 square feet;

WHEREAS, Tenant has reached an understanding with Education Training Corporation, d/b/a Florida Career College (“FCC”) regarding terms and conditions under which Tenant would sublease the Premises to FCC; and

WHEREAS, Landlord and Tenant desire (i) that, rather than Tenant sublease the Premises to FCC, Landlord enter into a lease agreement for the Premises directly with FCC, (ii) to terminate the Lease Agreement effective as of September 30, 2012 (the “Termination Date”) and (iii) to release each other from all duties, rights, claims, obligations and liabilities arising from, in connection with, or relating to, the Lease Agreement, all subject to and in accordance with the terms and conditions of this Agreement,

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined in this Agreement, capitalized terms have the meanings provided in the Lease Agreement.

2. Rights and Obligations of the Parties on the Termination Date. On and as of the Termination Date:

2.1. The Lease Agreement shall terminate without further force or legal effect;

2.2. Tenant shall surrender the Premises to Landlord on or before the Termination Date and does give, grant and surrender to Landlord all of Tenant’s right, title and interest in and to the Premises, including, without limitation, all of Tenant’s right, title and interest in, to and under the Lease;

2.3. The Landlord and Tenant shall jointly instruct Wells Fargo Bank to terminate the Letter of Credit, close the account containing $544,000.00 in Tenant funds (the “Security Deposit”) and disburse the Security Deposit to an account specified by Landlord. Additionally, Landlord shall have the unilateral right to draw on the Letter of Credit in the event of a default by Tenant under the terms of the Agreement. Nothing herein shall be deemed a waiver of Landlord’s rights under the Lease and Landlord’s rights under the Letter of Credit in the event the Lease is not terminated pursuant to this Agreement;

2.4. Tenant shall issue and deliver to Landlord a non-interest-bearing promissory note in the original principal amount of Three Hundred Six Thousand One Hundred Ninety-Seven and 48/100ths Dollars ($306,197.48) in the form attached hereto as Exhibit A (the “First Note”);

2.5. Tenant shall issue and deliver to Landlord a non-interest-bearing promissory note in the original principal amount of Forty-Five Thousand Four Hundred Eighty-Two and 02/100ths Dollars ($45,482.02) in the form attached hereto as Exhibit B (the “Second Note” and, together with the First Note, the “Notes”);

2.6. Tenant shall convey the furniture and certain equipment located in Suite 600 of the Building to FCC by Bill of Sale in the form attached hereto as Exhibit C (the “Bill of Sale”).

2.7. Upon Landlord’s receipt of the Security Deposit, the Notes and the Bill of Sale and upon Tenant’s surrender of the Premises, all obligations due or payable by Tenant to Landlord under the Lease Agreement shall be deemed paid and satisfied in full, and the Tenant shall have no further obligation to Landlord whatsoever other than the payment obligation under the Notes;

2.8. Upon satisfaction of its obligations under Section 2.7, above, Tenant shall deliver to Landlord an executed release in the form attached hereto as Exhibit D-1.

2.9. Upon Tenant’s satisfaction of its obligations under Section 2.7, above, Landlord shall deliver to Tenant, an executed release, in the forms attached hereto as Exhibit D-2.

2.10. FCC Early Access to Premises Prior to Termination Date. Tenant shall allow FCC access to the Premises on or after the date hereof through the Termination Date to enable FCC to install cabling in the Premises. Tenant hereby agrees to hold Landlord harmless with respect to FCC’s early access to the Premises.

3. Restrictive Covenants.

3.1. Non-Disparagement. Each of the parties hereby agrees and covenants that neither of them nor anyone acting by, through, under or in concert with either of them shall disparage or otherwise communicate negative statements or opinions about the other party and their respective board of directors, officers, managers, employees or businesses.

3.2. Confidential Information.

i. Definition. Tenant and Landlord each recognize that as part of their business relationship each was privy to some or all of the following information (the “Confidential Information”), in whatever form it is compiled or maintained by the other party: (i) lists and contact information about suppliers, distributors and customers, prospective suppliers, distributors and customers, preferences, pricing, and any other specific information compiled and maintained by the other party; (ii) prospect contact information, preferences, pricing and any other specific information compiled and maintained by the other party; (iii) marketing plans and methods; (iv) business plans; (v) prices the other party pays and charges for product as well as profit margins; (vi) inventions, discoveries, designs, schematics, and trade secrets (whether or not capable of patent, trademark, or copyright); (vii) business processes and methods; (viii) customized computer programs, passwords, access codes, object codes, source codes, algorithms, databases; (ix) customized equipment’ (x) confidential supplier, distributor and customer information; (xi) websites and related technology; (xii) non-public financial information; (xiii) any confidential, secret or other proprietary information, knowledge or data (oral, written, or in machine-readable form) of the other party relating to its operations; and (xiv) any other information the other party treats as confidential and/or proprietary and that is not intentionally disclosed to others outside it.

ii. Covenant Not to Use. Each party’s Confidential Information constitutes valuable, special, and unique assets of the business of it. Therefore, Tenant shall not disclose any of Landlord’ Confidential Information and Landlord shall not disclose any of Tenant’s Confidential Information to any person, firm, corporation, or other entity for any reason whatsoever without advance written authorization by the other party or pursuant to legal process (provided that such disclosing party furnish a copy of the legal process to the other party promptly upon its receipt and before divulging any information). Moreover, each party shall not use any Confidential Information of the other party unless and until such Confidential Information becomes generally available to the public. Upon the execution of this Agreement, each party shall promptly return to the other party all documents and other property that may be in its possession, custody or control and that relate in any way to the other party’s business, including but not limited to those which contain Confidential Information.

4. Entire Agreement. This constitutes the complete and entire agreement between the parties with respect to the subject matter thereof and supersedes all prior or contemporaneous written or oral agreements, representations, and understandings of or by either party with respect to such subject matter.

5. Amendments; Waiver. This Agreement may not be modified or terminated, nor shall any term or condition hereof be waived, except in a writing signed by the party sought to be charged therewith. Failure by any party to insist in anyone or more in stances on strict compliance with the terms, conditions, covenants, representations and warranties contained in this Agreement shall not be deemed a waiver.

6. Governing Law; Jurisdiction. This Agreement shall be governed by and construed under Florida law, without regard to conflict of laws principles. The parties agree that any lawsuit between them arising under this Agreement shall be filed in any state or federal court located in Broward County, in the State of Florida, and each party hereby agrees, acknowledges and submits to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit, waives any right it may have to object to such jurisdiction or venue.

7. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement shall not be materially and adversely affected thereby, (a) the provision shall be fully severable, (b) this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part, (c) the remaining provisions of this Agreement shall remain in full force and effect, and shall not be affected by the illegal, invalid or unenforceable provision (or by its severance), and (d) in lieu of the illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

8. Benefit and Binding Effect. Either party may assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Facsimile signature pages shall have the same legal effect as original signatures.

10. Contingency and Condition Precedent. This Agreement is conditioned upon Landlord entering into a Lease for the Premises with FCC prior to the Termination Date (the “FCC Lease”). In the event Landlord does not enter the FCC Lease prior to the Termination Date, this Agreement shall be deemed null and void and shall have no further force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year set forth above.

RADICE III, LLC a Florida limited liability company

By:	/s/ Leo Ghitis
Name:	Leo Ghitis
Title:	Manager

EDIETS.COM, INC. a Delaware corporation

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II
Title:	Chairman

Subordination of Claims

The undersigned hereby postpones and subordinates any and all claims for amounts due under that certain promissory note dated November 12, 2010, as amended on December 1, 2011 from EDIETS.COM, INC., to the undersigned (the “Richardson Note”) in the original principal amount of Six Hundred Thousand and 00/100ths Dollars ($600,000.00). The undersigned agrees that no payment of or on account of the Richardson Note shall be made, directly or indirectly, or any security given therefor, unless and until all payment obligations under the Notes (as defined above) have been satisfied in full, and further agrees not to demand, receive or accept any such payment or security.

/s/ Kevin Richardson
KEVIN RICHARDSON

Exhibit A

Form of First Note

See attached.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$306,197.48	October 1, 2012
Fort Lauderdale, Florida

FOR VALUE RECEIVED, the undersigned EDIETS.COM, INC., a Delaware corporation (hereinafter referred to as “Maker”), promises to pay to the order of RADICE III, LLC a Florida limited liability company (hereinafter referred to as “Payee”; Payee and any subsequent holder(s) hereof being hereinafter referred to collectively as “Holder”), at the office of Payee at Fort Lauderdale, Florida or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of Three Hundred Six Thousand One Hundred Ninety-Seven and 48/100ths Dollars ($306,197.48) together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate hereinafter set forth, in lawful money of the United States of America, in the manner set forth in this Promissory Note.

The outstanding principal balance of this Promissory Note shall be payable in thirty-five equal monthly installments of $8,505.00 each and a thirty-sixth installment of $8,522.48, in each case on or before the fifteenth day of each calendar month.

It is hereby expressly agreed that unless and until there is a default hereunder no interest shall accrue on the unpaid principal balance. In the event any installment of principal is not paid in full within five business days of the due date set forth above, or any other default occurs hereunder, then, from and after such date and until payment in full of such installment, or until such default is cured, interest shall accrue on the outstanding principal balance of this Promissory Note at the simple rate of five percent per annum (5% p.a.) calculated on the actual number of days elapsed in a 365 day year. Maker agrees to pay all costs and expenses of collection of the indebtedness evidenced by this Note including a reasonable sum as attorney fees (if collected by or through an attorney) in connection with such collection.

Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived by Maker. No acceptance of a partial installment, late payment or indulgences granted from time to time shall be construed (i) as a novation of this Promissory Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Promissory Note, or (ii) to prevent the exercise of any right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Promissory Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Promissory Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Promissory Note, either in whole or in part, unless Holder agrees otherwise in writing. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Promissory Note is intended as a contract under and shall be construed and enforced in accordance with the laws of the State of Florida. The undersigned hereby certifies that this Promissory Note has been executed by Maker and delivered to Payee in the State of Florida.

If from any circumstances whatsoever, fulfillment of any provision of this Promissory Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any action be possible under this Promissory Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.

Maker: EDIETS.COM, INC. a Delaware corporation

By:
Name:
Title:

Exhibit B

Form of Second Note

See attached.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$45,482.02	October 1, 2012
Fort Lauderdale, Florida

FOR VALUE RECEIVED, the undersigned EDIETS.COM, INC., a Delaware corporation (hereinafter referred to as “Maker”), promises to pay to the order of RADICE III, LLC a Florida limited liability company (hereinafter referred to as “Payee”; Payee and any subsequent holder(s) hereof being hereinafter referred to collectively as “Holder”), at the office of Payee at Fort Lauderdale, Florida or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of Forty-Five Thousand Four Hundred Eighty-Two and 02/100ths Dollars ($45,482.02) together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate hereinafter set forth, in lawful money of the United States of America, in the manner set forth in this Promissory Note.

The outstanding principal balance of this Promissory Note shall be payable in on demand at any time after the first to occur of the following: (i) the effective time under the law of the State of Delaware of a merger between Maker and a wholly owned subsidiary of As Seen On TV, Inc. (“ASTV”) substantially in the manner contemplated by that certain letter agreement dated August 9, 2012 between ASTV and Maker (the “Letter of Intent”), (ii) receipt by Maker of the break-up fee contemplated in the Letter of Intent and (iii) December 31, 2012.

It is hereby expressly agreed that unless and until there is a default hereunder no interest shall accrue on the unpaid principal balance. In the event any installment of principal is not paid in full within five business days of the due date set forth above, or any other default occurs hereunder, then, from and after such date and until payment in full of such installment, or until such default is cured, interest shall accrue on the outstanding principal balance of this Promissory Note at the simple rate of five percent per annum (5% p.a.) calculated on the actual number of days elapsed in a 365 day year. Maker agrees to pay all costs and expenses of collection of the indebtedness evidenced by this Note including a reasonable sum as attorney fees (if collected by or through an attorney) in connection with such collection.

Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived by Maker. No acceptance of a partial installment, late payment or indulgences granted from time to time shall be construed (i) as a novation of this Promissory Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Promissory Note, or (ii) to prevent the exercise of any right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Promissory Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Promissory Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Promissory Note, either in whole or in part, unless Holder agrees otherwise in writing. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Promissory Note is intended as a contract under and shall be construed and enforced in accordance with the laws of the State of Florida. The undersigned hereby certifies that this Promissory Note has been executed by Maker and delivered to Payee in the State of Florida.

If from any circumstances whatsoever, fulfillment of any provision of this Promissory Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any action be possible under this Promissory Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.

Maker: EDIETS.COM, INC. a Delaware corporation

By:
Name:
Title:

Exhibit C

Form of Bill of Sale

See attached.

AS IS BILL OF SALE

1.	IDENTIFICATION OF SELLER

Seller’s	name is: EDIETS.COM, INC., a Delaware corporation.

2.	IDENTIFICATION OF BUYER

Buyer’s	name is: EDUCATION TRAINING CORPORATION, a Florida corporation

3.	PROPERTY BEING CONVEYED

The Property being conveyed (the “Property”) is described on exhibit “1” attached entitled “Property Conveyed”. The Property is now located at 1000 Corporate Drive, Suite 600, Fort Lauderdale Fl. 33334

5.	CONSIDERATION

Payment by Buyer to Seller of U.S. $10.00 and other valuable consideration (the “Consideration”) the receipt and sufficiency of which is hereby acknowledged.

6.	CONVEYANCE

For the Consideration, Seller sells, transfer and convey to Buyer the Property.

7.	“AS IS” CONDITION

The Property is sold to you in its “as is” condition. YOU AGREE THAT SELLER HAS MADE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AS TO THE CONDITION OF THE PROPERTY, ITS SUITABILITY OR USEFULNESS FOR ANY PARTICULAR PURPOSE, OR ITS COMPLIANCE WITH ANY FEDERAL, STATE OR LOCAL STATUTE, ORDINANCE, RULE REGULATION OR ORDER.

10.	WARRANTY OF TITLE

Seller represents and warrants they are the lawful owners of the said Property; that they are free from all encumbrances; that they have good right to sell the same aforesaid, and that they will warrant and defend the sale of the said property, goods and chattels hereby made unto Buyer, his executors, administrators and assigns against the lawful claims and demands of all persons whomsoever.

Dated: As of the 1st day of October, 2012

EDIETS.COM, INC.

By:
Name:
Title:

Exhibit D-1

Form of Release by Tenant

See attached.

GENERAL RELEASE

eDiets.com, Inc., on behalf of itself, its shareholders, directors, officers, managers, agents, representatives, attorneys, affiliates, consultants, successors and assigns, collectively, as “Releasors”, in consideration of the mutual promises and commitments set forth in the Termination Agreement of even date herewith (the “Termination Agreement”) and other good and valuable consideration received from Radice III, LLC, receipt of which is hereby acknowledged as adequate and sufficient consideration for this Release, releases Radice III, LLC and its shareholders, directors, officers, managers, agents, representatives, attorneys, affiliates, consultants, successors and assigns, collectively, as “Releasees”, from all asserted or potential, separate, joint, individual claims, cross-claims, or other claims, rights, actions, causes of action, suits, actions, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, anticipated or uncontemplated, direct or indirect, fixed or contingent, known or unknown, in law, admiralty or equity, which against the Releasees, or any of them, the Releasors ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of execution of this Release, but except that this Release shall not release and instead shall have no effect on: those obligations and rights of the Releasees as set forth in that certain Termination Agreement or the Note (as defined in the Termination Agreement).

This Release may not be changed orally.

IN WITNESS WHEREOF, the Releasor has duly executed this Release as of the             day of             2012.

EDIETS.COM, INC. a Delaware corporation

By:
Name:
Title:

State of                                          )

                                                       ) ss.:

County of                                      )

On the             day of             , 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC

Exhibit D-2

Form of Release by Landlord

See attached.

GENERAL RELEASE

Radice III, LLC, on behalf of itself, its shareholders, directors, officers, managers, agents, representatives, attorneys, affiliates, consultants, successors and assigns, collectively, as “Releasors”, in consideration of the mutual promises and commitments set forth in the Termination Agreement of even date herewith (the “Termination Agreement”) and other good and valuable consideration received from eDiets.com, Inc., receipt of which is hereby acknowledged as adequate and sufficient consideration for this Release, releases eDiets.com, Inc. and its shareholders, directors, officers, managers, agents, representatives, attorneys, affiliates, consultants, successors and assigns, collectively, as “Releasees”, from all asserted or potential, separate, joint, individual claims, cross-claims, or other claims, rights, actions, causes of action, suits, actions, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, anticipated or uncontemplated, direct or indirect, fixed or contingent, known or unknown, in law, admiralty or equity, which against the Releasees, or any of them, the Releasors ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of execution of this Release, but except that this Release shall not release and instead shall have no effect on: those obligations and rights of the Releasees as set forth in the Termination Agreement.

This Release may not be changed orally.

IN WITNESS WHEREOF, the Releasor has duly executed this Release as of the             day of             2012.

RADICE III, LLC a Florida limited liability company

By:
Name:
Title:

State of                                          )

                                                       ) ss.:

County of                                      )

On the             day of             , 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC